Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UTime Limited

Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-265907) of our report dated July 21, 2021, relating to the 2020 and 2021 consolidated financial statements of UTime Limited (the “Company”), appearing in the Company’s Annual Report on this Form 20-F for the year ended March 31, 2022.

/s/BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

October 28, 2022